EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 33-1121 on Form N-1A of our report dated May 14, 2010, relating to the financial statements and financial highlights of Eaton Vance California Limited Maturity Municipal Income Fund, Eaton Vance Massachusetts Limited Maturity Municipal Income Fund, Eaton Vance New Jersey Limited Maturity Municipal Income Fund, Eaton Vance New York Limited Maturity Municipal Income Fund, and Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund, each a series of Eaton Vance Investment Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Investment Trust for the year ended March 31, 2010, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts July 27, 2010